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EXHIBIT 10.1

EXECUTION

FIFTH AMENDMENT AGREEMENT

        This Fifth Amendment Agreement dated as of February 28, 2002 ("Amendment") is entered into with reference to (a) the Second Amended and Restated Loan Agreement dated as of April 10, 2000 (the "Second Amended and Restated Loan Agreement") and (b) the 364-Day Loan Agreement dated as of April 6, 2001 (the "364-Day Loan Agreement" and, together with the Second Amended and Restated Loan Agreement, the "Loan Agreements"), in each case among MGM MIRAGE, a Delaware corporation (formerly known as MGM Grand, Inc. and referred to herein as "Borrower"), MGM Grand Atlantic City, Inc., a New Jersey corporation ("Atlantic City"), MGM Grand Detroit, LLC, a Delaware limited liability company ("Detroit"), as Co-Borrowers, the Banks named therein, and Bank of America, N.A., as Administrative Agent. The Second Amended and Restated Loan Agreement has previously been amended by Amendment Agreements dated as of September 6, 2000, December 21, 2000, April 6, 2001 and December 11, 2001; the 364-Day Loan Agreement has previously been amended by an Amendment Agreement dated as of December 11, 2001. Borrower, Atlantic City, Detroit and the Administrative Agent, acting on behalf of the Requisite Banks under each of the Loan Agreements, hereby agree to amend each of the Loan Agreements as follows:

        1.    Definitions.    Capitalized terms used herein but not defined are used with the meanings set forth for those terms in the Loan Agreements.

        2.    Restricted Subsidiary/Insurance Subsidiary.    Section 1.1 of each of the Loan Agreements is hereby amended by adding thereto a new definition of "Insurance Subsidiary" and by amending the definition of "Restricted Subsidiary" to read in full as follows (with the added text to the definition of Restricted Subsidiary shown as double underscored bold for the convenience of the reader):

          "Insurance Subsidiary" means MGMM Insurance Company, a Nevada corporation, which is a captive insurance company approved by the Vermont Department of Banking, Insurance, Securities and Health Care Administration engaging solely in the business of facilitating insurance coverage for Borrower, Co-Borrowers or the Subsidiaries.

          "Restricted Subsidiary" means each Subsidiary of Borrower other than (a) the Australia Companies, Detroit Temporary, Monorail, Subsidiaries formed under the Laws of foreign nations whose only tangible assets are located in foreign nations, and pure holding companies for such foreign Subsidiaries (including without limitation MGM Grand South Africa, Inc., a Nevada corporation) owning as their sole asset the stock or other securities and obligations thereof, (b) each Midwest Gaming Subsidiary which is designated in writing by Borrower to the Administrative Agent as an Unrestricted Subsidiary substantially contemporaneously with its formation or acquisition, provided that no such designation may be made when any Default or Event of Default exists, and (c) the Insurance Subsidiary. As of the Closing Date, Victoria Partners, a Nevada general partnership, is 50% owned by Borrower, and is therefore not a Subsidiary of Borrower. It is also understood that Marina District Development Holding Co., LLC, a New Jersey limited liability company, the 100% owner of Marina District Development Company, LLC, a New Jersey limited liability company doing business as "The Borgata," is also only 50% owned by Borrower and therefore is not a Subsidiary of Borrower.

        3.    New Section 6.11—Investments in Insurance Subsidiary.    Each of the Loan Agreements is hereby amended to add a new Section 6.11 thereto, to read in full as follows:

          "6.11 Investments in Insurance Subsidiary. Make Investments in the Insurance Subsidiary in an amount exceeding $10,000,000 in the aggregate."

        4.    Conditions Precedent.    The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of written consents to the execution, delivery and performance hereof from the Requisite Banks under each of the Loan Agreements referred to above.

        5.    Representation and Warranty.    Borrower and each of the Co-Borrowers represents and warrants to the Administrative Agent and the Banks that no Default or Event of Default has occurred and remains continuing, and that each of the representations and warranties of Borrower set forth in the Loan Agreements is true and correct as of the date hereof (other than those which relate by their terms solely to another date).

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        6.    Confirmation.    In all other respects, the terms of each Loan Agreement and the other Loan Documents are hereby confirmed.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MGM MIRAGE MGM GRAND ATLANTIC CITY, INC. and MGM GRAND DETROIT, LLC
By: MGM Grand Detroit, Inc., managing member
By:	/s/ BRYAN WRIGHT Bryan Wright, Assistant Secretary of each of the foregoing other than MGM MIRAGE and Vice President—Assistant General Counsel and Assistant Secretary of MGM MIRAGE

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ JANICE HAMMOND Janice Hammond, Vice President

CONSENT OF BANK

        This Consent of Bank is delivered with reference to the Second Amended and Restated Loan Agreement dated as of April 6, 2000 (the "Second Amended and Restated Loan Agreement") and the 364-Day Loan Agreement dated as of April 10, 2001 (the "364-Day Loan Agreement" and, together with the Second Amended and Restated Loan Agreement, the "Loan Agreements"), in each case among MGM MIRAGE, a Delaware corporation (formerly known as MGM Grand, Inc.), MGM Grand Atlantic City, Inc., a New Jersey corporation, and MGM Grand Detroit, LLC, a Delaware limited liability company, as Co-Borrowers, the Banks named therein, and Bank of America, N.A., as Administrative Agent. The Second Amended and Restated Loan Agreement has previously been amended by Amendment Agreements dated as of September 6, 2000, December 21, 2000, April 6, 2001 and December 11, 2001; the 364-Day Loan Agreement has previously been amended by an Amendment Agreement dated as of December 11, 2001.

        The undersigned Bank hereby consents to the execution, delivery and performance of the proposed Fifth Amendment Agreement in respect of each of the Loan Agreements to which it is a party by the Administrative Agent on behalf of the Banks, substantially in the form presented to the undersigned as drafts.

[Typed/Printed Name of Bank]

By:

Title:

Date:

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FIFTH AMENDMENT AGREEMENT